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                                                                    Exhibit 23.3


                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 2004, with respect to the financial statements and schedule of Axon Instruments, Inc. included in the Joint Proxy Statement of Molecular Devices Corporation and Axon Instruments, Inc. that is made part of the Registration Statement (Form S-4) and related Prospectus of Molecular Devices Corporation dated April 28, 2004.


                                                /s/ Ernst & Young

Melbourne, Australia
April 26, 2004